Consent of independent public accountants




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into the Company's previously filed Registration Statements (Form S-8 No. 333-06103, No. 333-06105 and No. 333-72595).




/s/ ARTHUR ANDERSEN LLP
    ARTHUR ANDERSEN LLP



Minneapolis, Minnesota,
June 26, 2001